As filed with the Securities and Exchange Commission on August 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0526415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 Robert-Bourassa Blvd., Suite 5000, Montreal, Quebec, Canada H3C 2M1

(Address of Principal Executive Offices, Including Zip Code)

Resolute Forest Products 2019 Equity Incentive Plan

(Full title of the plan)

The Corporation Trust Company

Corporation Trust Center, 1209 Orange Street

Wilmington, Delaware 19801

(Name and address of agent for service)

302-658-7581

(Telephone number, including area code, of agent for service)

COPIES TO:

Resolute Forest Products Inc. 111 Robert-Bourassa Blvd., Suite 5000 Montreal, Quebec, Canada H3C 2M1 (514) 875-2160 Attention: Remi G. Lalonde	Seyfarth Shaw LLP Willis Tower 233 S. Wacker Drive, Suite 8000 Chicago, IL 60606-6448 (312) 460-5000 Attention: Ameena Majid

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	2,300,000 shares	$3.21 (2)	$7,383,000.00	$958.31

(1)

Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act based on the average of the high and low prices for the registrant’s common stock as reported on the New York Stock Exchange on August 3, 2020.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement on Form S-8 is filed by Resolute Forest Products Inc. (the “Registrant”) for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to awards granted under the Registrant’s 2019 Equity Incentive Plan, as amended, is effective.

The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on October 24, 2019 (File No. 333- 234313) is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the SEC by us are incorporated by reference in this Registration Statement:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC on March 2, 2020;

2.	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2020 as filed with the SEC on May 11, 2020;

3.	Our definitive proxy statement on Schedule 14A as filed with the SEC on April 2, 2020;

4.

Our Current Reports on Form 8-K as filed with the SEC on January 30, 2020 (filing information under Items 5.02 and 9.01 but excluding information furnished under Item 2.02), February 6, 2020 (filing information under Item 8.01), March 27,  2020 (filing information under Items 5.03 and 9.01), April 30, 2020 (filing information under Items 8.01 and 9.01 but excluding information furnished under Item 2.02), May  12, 2020 (filing information under Items 5.02, 5.07 and 9.01), and July 30, 2020 (filing information under Item 9.01 but excluding information furnished under Item 2.02); and

5.

The description of the common stock, which is contained in our Registration Statement on Form 8-A as filed with the SEC on December 9, 2010 (File No. 001-33776), including any amendments or reports filed for purposes of updating such description.

In addition, all reports and documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibits

5.1	Opinion of Counsel regarding the legality of the securities being registered.

10.1	First Amendment to the Resolute Forest Products 2019 Equity Incentive Plan.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

INDEX TO EXHIBITS

Exhibits

5.1	Opinion of Counsel regarding the legality of the securities being registered.

10.1	First Amendment to the Resolute Forest Products 2019 Equity Incentive Plan.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Quebec, Canada, on August 5, 2020.

RESOLUTE FOREST PRODUCTS INC.

By:	/S/ Yves Laflamme
Name:	Yves Laflamme
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/S/ Yves Laflamme	President, Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2020
Yves Laflamme

/S/ Bradley P. Martin	Chairman of the Board	August 5, 2020
Bradley P. Martin

/S/ Rémi G. Lalonde	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 5, 2020
Remi G. Lalonde

/S/ Hugues Dorban	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 5, 2020
Hugues Dorban

/S/ Randall C. Benson	Director	August 5, 2020
Randall C. Benson

/S/ Suzanne Blanchet	Director	August 5, 2020
Suzanne Blanchet

/S/ Jennifer C. Dolan	Director	August 5, 2020
Jennifer C. Dolan

/S/ Alain Rhéaume	Director	August 5, 2020
Alain Rhéaume

/S/ Michael S. Rousseau	Director	August 5, 2020
Michael S. Rousseau